Exhibit 99.1

FOR IMMEDIATE RELEASE

PLAYA HOTELS & RESORTS AND HILTON ANNOUNCE STRATEGIC ALLIANCE AND FUTURE CONVERSION OF TWO INITIAL ALL-INCLUSIVE RESORTS

Fairfax, VA and McLean, VA (September 17, 2018) – Playa Hotels & Resorts N.V. (NASDAQ: PLYA) and Hilton (NYSE: HLT) today announced plans to leverage Playa Hotels & Resorts’ industry-leading, all-inclusive expertise with Hilton’s global portfolio of brands, and over 78 million participating members in Hilton Honors, Hilton’s award-winning loyalty program, to accelerate the growth of Hilton’s all-inclusive resorts.

“Our strategic alliance with Hilton is a win-win for both companies. This alliance will empower us to reach more guests, on more occasions, and in more geographies, than ever before. We view this as just a first step toward what is possible as part of this strategic alliance, and Playa is thrilled to continue to grow along-side Hilton and our other world class partners,” said Bruce Wardinski, Playa’s chairman and chief executive officer.

As part of the alliance, by the end of 2018, two Playa resorts, THE Royal Playa del Carmen, and the Dreams La Romana, will be converted to Hilton all-inclusive resorts, with the potential for the conversion and management of eight additional resorts by 2025. The converted properties will allow guests to earn and redeem Points through Hilton Honors.

“At Hilton, we are dedicated to offering our guests the type of world-class hospitality that matters most to them, in the destinations they want to visit,” said Christopher J. Nassetta, president and chief executive officer, Hilton. “Today we are pleased to begin our ambitious expansion journey with Playa. Together we are responding to our shared guests, who are seeking attractive resort offerings. And as our all-inclusive portfolio grows, so too does our commitment to world class hospitality in the Caribbean and Latin America.”

Although we anticipate some initial disruption, strategic alliances with world class partners such as Hilton can be transformative for Playa in the long-run. As a result of rebranding and renovations, as well as competitive discounting among our peers in Playa del Carmen and Cancun, at the midpoint, we currently expect our 2018 and 2019 EBITDA outlooks to decrease by $4.5 million and $26.0 million, respectively.

Key strategic positives for Playa:

•	Increased brand and sourcing diversification: delivering the best products and service to more guests, more often, in more locations.

•	The ability to leverage the expertise and cost of Playa’s existing loyal local and regional management teams.

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As part of the transaction, Playa will commence management of the resort currently known as Dreams La Romana. The property will be rebranded as the Hilton La Romana, an All-inclusive Resort by year-end.

•	Targeted stabilized cash-on-cash returns of 25% - 31%, on capex of $39k - $42k per key for the two projects combined.

“We look forward to capitalizing on the power of the Hilton brand, the strength of our respective development teams, and Playa’s world-class all-inclusive management expertise, to accelerate the growth of Hilton’s all-inclusive resorts,” said Fernando Mulet, senior vice president, head of development at Playa.

For more information about the financial and strategic implications of the rebranding and conversions described herein, please see the supplemental presentation posted on our website at www.investors.playaresorts.com, as well as our Current Report on Form 8-K, filed today with the Securities and Exchange Commission.

About Playa Hotels & Resorts N.V.

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns and/or manages a total portfolio consisting of 20 resorts (7,769 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages Hyatt Zilara Cancun, Hyatt Ziva Cancun, Panama Jack Resorts Cancun, Panama Jack Resorts Playa del Carmen, THE Royal Playa del Carmen, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall and Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Dunn’s River Beach Resort, Jewel Runaway Bay Beach & Golf Resort and Jewel Paradise Cove Beach Resort & Spa. Playa also owns five resorts in Mexico and the Dominican Republic that are managed by a third party. Playa manages two resorts for third party owners, the Sanctuary Cap Cana, in the Dominican Republic, and the Jewel Grande Montego Bay, in Jamaica.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 14 world-class brands comprising more than 5,400 properties with nearly 880,000 rooms, in 106 countries and territories. Hilton is dedicated to fulfilling its mission to be the world’s most hospitable company by delivering exceptional experiences – every hotel, every guest, every time. The company’s portfolio includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The company also manages an award-winning customer loyalty program, Hilton Honors. Hilton Honors members who book directly through preferred Hilton channels have access to instant benefits, including a flexible payment slider that allows members to choose exactly how many Points to combine with money, an exclusive member discount that can’t be found anywhere else, and free standard Wi-Fi. Visit newsroom.hilton.com for more information, and connect with Hilton on Facebook, Twitter, LinkedIn, Instagram and YouTube.

About Hilton Hotels & Resorts

For nearly 100 years, Hilton Hotels & Resorts has set the benchmark for hospitality around the world, providing new product innovations and services to meet guests’ evolving needs. With more than 575 hotels across six continents, Hilton Hotels & Resorts properties are located in the world’s most sought-after destinations for guests who know that where they stay matters. Hilton Honors members who book directly through preferred Hilton channels have access to instant benefits. Begin your journey at www.hilton.com, and learn more by visiting newsroom.hilton.com/hhr or following us on Facebook, Twitter, and Instagram

Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa’s Annual Report on Form 10-K, filed with the SEC on March 1, 2018, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. While forward-looking statements reflect Playa’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Playa (or to third parties making the forward-looking statements)

Media Contacts:

Playa Hotels & Resorts

Laura Lopez

llopez@njfpr.com

212.228.1500

Hilton

Colleen Hart

Hilton

Colleen.Hart@hilton.com

703 883 6616

IR Contacts:

Playa Hotels & Resorts

Rachael Rothman

RRothman@playaresorts.com

Hilton

Jill Slattery

Jill.Slattery@Hilton.com

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